UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    July 20, 2018

THEMAVEN, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Fourth Avenue, Suite 200, Seattle, WA	98101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    775-600-2765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*       Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 — Other Events.

Maven Gives Update for Q2 Financial Data and Coalition Update

Maven, Say Media and HubPages, when analyzed for Q2 2018, had revenues totaling $5.1 million and monthly visitors reaching 96.4 million.

Maven continues progress toward completing the acquisitions of HubPages and Say Media, which Maven believes will result in a market leading platform for independent publishers, with a combined reach of over 100 million monthly visitors. Maven has taken initial steps to integrate the coalition, including the launch of maven.io as a unified directory and the selling of the new inventory as a unified audience.

Maven completed its initial acquisition payment to HubPages, and continues progress toward the acquisition of Say Media, which is being re-architected as an asset purchase. The finalized agreement for Say Media is anticipated to be completed, and both the transactions are expected to close, in about the next month.

Maven’s veteran media leadership team expects to leverage the newly acquired and growing scale to grow revenue per user over time. “Our next step is to harvest,” said Maven CEO, James Heckman.

Assuming the completion of the acquisitions of HubPages and Say Media by Maven, the pro-forma financial performance of the three companies for the first half of 2018 would show continued revenue growth in Q2 2018 to an unaudited aggregated $5.1 million.

*	Unaudited, pro forma aggregated revenue through Q2

The three companies continue to successfully grow their publisher partnerships and traffic, such that the pro forma aggregated unique visits in Q2 2018 averaged 96.4 million monthly visitors.

**	source: Google Analytics, sum of individual companies unique visitors

The three companies have been engaged in detailed integration planning and joint go-to-market activities since April 2018. After completion of the acquisitions, Maven, Say Media and HubPages immediately will begin operating as a single business, with consolidated financials, and a single team go-to-market effort to leverage the combined scale to drive revenue growth. Maven anticipates closing both acquisitions in the third quarter of 2018, and expects to be reporting on a consolidated basis for the month of September, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THEMAVEN, INC.

Dated: July 20, 2018	By:	/s/ Joshua Jacobs
Name: Joshua Jacobs Title: President